Exhibit 10.3


                                 AGREEMENT



         THIS AGREEMENT is made and entered into as of the 1st day of May, 1993, by and among PATHE COMMUNICATIONS CORPORATION, a Delaware corporation having its principal place of business c/o Metro-Goldwyn-Mayer, Los Angeles, California ("PCC") and FREDRIC S. NEWMAN, with an office address at 600 Madison Avenue, New York, New York 10022 ("Newman").

                           W I T N E S S E T H :

         WHEREAS, PCC desires to secure the services of an independent consultant with sufficient executive management and legal experience to assume the principal management responsibilities of PCC; and

         WHEREAS, Newman has the experience and professional ability to perform such services.

         NOW, THEREFORE, it is hereby agreed:

         1. PCC will retain Newman as President, Secretary and Treasurer, or to hold such other position or positions as may be agreed between the parties, with all necessary power and authority to direct and manage the affairs of PCC, including the discretion to employ legal, accounting or other experts and counsel, but in all events subject to the authority of PCC's Board of Directors.

         2. Newman agrees to act as President, Secretary and Treasurer of PCC, or in such other capacity as may be agreed between the Parties, upon the terms and conditions set forth in this Agreement.

         3. In consideration for the services to be provided by Newman under this Agreement, PCC agrees to pay Newman a salary of $75,000 per annum payable in equal monthly installments. In the event Newman is required to provide services pursuant to this Agreement, including participating in any litigation matters involving PCC, for more than an average of one day per week on a yearly basis, then PCC shall pay to Newman additional salary at a rate of $225 per hour for such additional services. Newman shall provide an invoice to PCC at the end of each [one year/semi-annual period indicating the basis for any such additional salary.

         4. PCC will pay or promptly reimburse all out of pocket expenses and other disbursements reasonably incurred by Newman in the performance of this Agreement against submission of appropriate vouchers or other receipts.

         5. PCC will relocate its principal place of business to a location in New York, New York agreeable to Newman.

         6. The term of this Agreement shall end on April 30, 1994. PCC may terminate Newman's services at any time upon payment to him of the balance of the agreed annual salary that would be due and owing through the remainder of the term of this Agreement or any renewal thereof plus any additional salary for additional services in accordance with Paragraph 3 hereof. This Agreement will be renewed and continue in effect for successive one year terms unless written notice of termination is provided not later than 60 days before the end of any annual term.

         7. Amendment and Modification. This Agreement may not be amended, modified, or supplemented except by a writing signed by the parties hereto.

         8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles.

         9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties whether oral or written, by any party hereto.

         10. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing shall be deemed to have been duly given when received by the party to whom sent and shall be addressed:

    If to Newman:  600 Madison Avenue, 6th Fl.
                   New York, New York 10022
                   Telecopy No.:  (212) 980-1175

or to such other person or address as Newman shall furnish to PCC in writing.

    If to PCC:     c/o Metro-Goldwyn-Mayer Inc.
                   2500 Broadway Street
                   Santa Monica, California 90404-3061
                   Telecopy No.:  (310) 449-3080

or to such other person or address as PCC shall furnish to Newman in writing.

         11. Counterparts. This Agreement may be executed in counterparts which, when so executed, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of May 1, 1993.

WITNESSED:                   FREDRIC S. NEWMAN

______________________       /s/ Fredric S. Newman
                             PATHE COMMUNICATIONS
                             CORPORATION


______________________       By: /s/ Rene-Claude Jouannet


                                Rene-Claude Jouannet
                                (Name)
                                Director
                                (Title)